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                                                           EXHIBIT 23.5


                CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


    Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the prospectus forming a part of this Registration Statement (File No. 333-32001) as a person about to become a director of NEXTLINK Communications, Inc.



                                                /s/ Jeffrey S. Raikes
                                             -----------------------------
                                                   Jeffrey S. Raikes


Date:  September 20, 1997